Exhibit 99.2

EXHIBIT A

AUDIT COMMITTEE CHARTER
OPBIZ, LLC

Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee (a) the accounting and financial reporting processes of BH/RE, L.L.C. and its subsidiaries (the “Company”) and (b) the audits of the financial statements of the Company.

Composition of the Committee

Number.  The Committee shall consist of no fewer than two members.

Qualifications.

1)                                      No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the three years prior to the proposed appointment of such member to the Committee.

2)                                      Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement.  Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  The Board of Managers of OpBiz, L.L.C. (the “Board”) shall determine, in its business judgment, whether at least one member has such financial sophistication.  The designation or identification of a person as having such financial sophistication shall not (A) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board in the absence of such designation or identification or (B) affect the duties, obligations or liability of any other member of the Committee or Board.

3)                                      Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC.  Permitted compensation includes manager’s fees (which includes all forms of compensation paid to managers of the Company for service as a manager or member of a committee of the Board).  Additional manager’s fees may be paid to members of the Committee to compensate them for the significant time and effort they expend in performing their duties as members of the Committee.

4)             Each Committee member shall be independent in accordance with applicable rules of the SEC.

Appointment.  The Board will appoint the members and the Chairman of the Committee.  Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Duties and Responsibilities of the Committee

The Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company.  The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In performing its responsibilities, the Committee shall:

1)                                      Retain the Independent Auditors:  The Committee has the sole authority to (A) retain and terminate the Company’s independent auditors, (B) approve all audit engagement fees, terms and services and (C) approve any non-audit engagements with the Company’s independent auditors.  The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC.  The Committee may delegate the authority to grant any pre-approvals of non-audit engagements required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

2)                                      Review and Discuss the Independence of the Auditors:  In connection with the retention of the Company’s independent auditors, the Committee is to review and discuss, at least annually, the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors.  The Committee is responsible for (A) ensuring that the independent auditors submit to the Committee at least annually a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (B) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (C) taking, or recommending that the Board take, appropriate action to oversee the independence of the auditor.  In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

3)                                      Set Hiring Policies:  The Committee is to set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4)                                      Review and Discuss the Audit Plan:  The Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations.

5)                                      Review and Discuss Conduct of the Audit:  The Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (A) any restriction on audit scope or on access to requested information, (B) any disagreements with management and (C) significant issues discussed with the independent auditors’ national office.

6)                                      Review and Discuss Financial Statements and Disclosures:  The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (A) material related to the Company that will be included in disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in SEC filings made by BH/RE, L.L.C. and (B) the disclosures in SEC filings made by BH/RE, L.L.C. regarding the Company’s internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

7)                                      Review and Discuss Earnings Press Releases:  The Committee is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8)                                      Review and Discuss Internal Audit Plans:  The Committee is to review and discuss with the internal auditors the plans for and the scope of their ongoing audit activities.

9)                                      Review and Discuss Internal Audit Reports:  The Committee is to review and discuss with the internal auditors the annual report of the audit activities, examinations and results thereof of the internal auditors.

10)                                Review and Discuss the Systems of Internal Accounting Controls:  The Committee is to review and discuss with the independent auditors, the internal auditors, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (A) the disclosures in SEC filings made by BH/RE, L.L.C. regarding the Company’s internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and (B) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to certifications by BH/RE, L.L.C.’s management pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

11)                                Review and Discuss the Recommendations of Independent Auditors:  The Committee is to review and discuss with the internal auditors recommendations made by the independent auditors and the internal auditors, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

12)                                Review and Discuss the Audit Results:  The Committee is to review and discuss with the independent auditors (A) the report of their annual audit, or proposed report of their annual audit, (B) the accompanying management letter, if any, (C) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100 and (D) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake.  The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and, as appropriate, a review of (A) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13)                                Obtain Assurances under Section 10A(b) of the Exchange Act:  The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

14)                                Discuss Risk Management Policies:  The Committee is to discuss guidelines and policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk (although credit extension and exposure shall be the primary responsibility of the Company’s Compliance/Credit Committee).  The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

15)                                Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Conduct:  The Committee is to periodically obtain reports from management, the Company’s internal auditors and the independent auditors that the Company is in conformity with applicable legal requirements.  The Committee is to review and discuss reports and disclosures of insider and affiliated party transactions.  The Committee should advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

16)                                Related Party Transactions:  The Company’s management will discuss with the Committee the terms of any proposed related party transactions that are required to be disclosed in SEC filings by BH/RE, L.L.C. pursuant to Item 404 of Regulation S-K promulgated by the SEC.

17)                                Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies:  The Committee is to establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC; and (C) the confidential receipt, retention and consideration of any report of evidence of a material violation (within the meaning of Rule 205 of the Rules of Practice of the SEC) (a “Material Violation”).

18)                                Discuss With General Counsel Matters Regarding Financial Statements or Compliance Policies:  The Committee should discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

19)                                Review and Discuss Other Matters:  The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

20)                                Make Board Reports:  The Committee should report its activities regularly to the Board in such manner and at such times as the Committee and the Board deem appropriate, but in no event less than once a year.  Such report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

21)                                Maintain Flexibility.  The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

22)                                Perform Functions of a Qualified Legal Compliance Committee.  The Committee shall also function as a qualified legal compliance committee (a “QLCC”) within the meaning of Rule 205 of the Rules of Practice of the SEC.  In its capacity as a QLCC, the Committee shall receive any reports of Material Violations governed by such rule from attorneys representing the Company, including in-house counsel (“QLCC Reports”).  The Committee shall take such actions as may be permitted or required of a QLCC under applicable law, which may include the making of inquiries and investigations in response to any QLCC Reports, making such reports and giving such notices to the Company’s officers and Board as may be necessary or appropriate, recommending that the Company take such remedial action as the Committee shall deem necessary or appropriate, and providing such notifications to the SEC as may be required by law.  The performance by the Committee of the functions of a QLCC shall not increase the liability of any member of this Committee under state law.

Meetings of the Committee

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein.  The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.  The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.  The Committee shall meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties.  The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company, if any.

The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Report

The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report to be included in any proxy statement filed by BH/RE, L.L.C.

Annual Review of Charter

The Committee will conduct and review with the Board annually an evaluation of the adequacy of this Charter and recommend any changes to the Board.  The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation

The Committee will conduct and review with the Board annually an evaluation of the Committee’s performance with respect to the requirements of this Charter.  The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.